                                                                     EXHIBIT 3.2


                                     BY-LAWS



                                       OF

                               TELCOBUY.COM, INC.

                                     BY-LAWS

                                       OF

                               TELCOBUY.COM, INC.



                                TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
ARTICLE I.  Offices...............................................................       1

         SECTION 1.1. Registered Office...........................................       1
         SECTION 1.2. Other Offices...............................................       1

ARTICLE II.  Meetings of Stockholders.............................................       1

         SECTION 2.1. Place.......................................................       1
         SECTION 2.2. Annual Meetings.............................................       1
         SECTION 2.3. Special Meetings............................................       1
         SECTION 2.4. Notice of Meetings..........................................       1
         SECTION 2.5. Adjournments................................................       2
         SECTION 2.6. List of Stockholders........................................       2
         SECTION 2.7. Quorum......................................................       2
         SECTION 2.8. Organization................................................       3
         SECTION 2.9. Notice of Stockholder Nominations at Meeting................       3
         SECTION 2.10. Notice of Stockholder Business at Annual Meeting...........       5
         SECTION 2.11. Stockholder Action by Written Consent......................       5
         SECTION 2.12. Proxies; Voting............................................       6

ARTICLE III.  Board of Directors..................................................       6

         SECTION 3.1. General Powers..............................................       6
         SECTION 3.2. Number and Term of Office...................................       7
         SECTION 3.3. Resignation and Removal.....................................       7
         SECTION 3.4. Meetings....................................................       7
         SECTION 3.5. Compensation................................................       8
         SECTION 3.6. Dividends...................................................       8
         SECTION 3.7. Additional Powers...........................................       9
         SECTION 3.8. Chairman of the Board.......................................       9

ARTICLE IV.  Committees...........................................................       9

         SECTION 4.1. Committees..................................................       9
         SECTION 4.2. Meetings and Quorum.........................................       9


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

ARTICLE V.  Officers..............................................................      10

         SECTION 5.1. Election and Appointment; Term of Office....................      10

         SECTION 5.2. Resignation; Removal; Vacancies.............................      10
         SECTION 5.3. Duties and Functions........................................      10
         SECTION 5.4. Checks, Drafts..............................................      12
         SECTION 5.5. Proxies.....................................................      12

ARTICLE VI.  Books and Records....................................................      12


ARTICLE VII.  Shares and Their Transfer; Fixing Record Dates......................      12

         SECTION 7.1. Certificates for Stock......................................      13
         SECTION 7.2. Transfer Agents and Registrars; Facsimile Signatures........      13
         SECTION 7.3. Stock Record................................................      13
         SECTION 7.4. Transfer of Stock...........................................      13
         SECTION 7.5. Lost, Stolen, Destroyed or Mutilated Certificates...........      13
         SECTION 7.6. Record Dates................................................      14

ARTICLE VIII.  Indemnification....................................................      14


ARTICLE IX.  Transactions with Interested Parties.................................      16


ARTICLE X.  Amendments............................................................      16


ARTICLE XI.  Miscellaneous........................................................      17

         SECTION 11.1. Corporate Seal.............................................      17
         SECTION 11.2. Fiscal Year................................................      17
         SECTION 11.3. Waiver of Notice...........................................      17


                                       ii
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                                     BY-LAWS

                                       OF

                               TELCOBUY.COM, INC.


                                   ARTICLE I.

                                     OFFICES

         SECTION 1.1. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent in charge thereof is Corporation Trust Company.

         SECTION 1.2. OTHER OFFICES. The Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                                   ARTICLE II.

                            MEETINGS OF STOCKHOLDERS

         SECTION 2.1. PLACE. Meetings of stockholders shall be held at such place, within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

         SECTION 2.2. ANNUAL MEETINGS. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

         SECTION 2.3. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by a majority of the Board of Directors or by the Chairman of the Board of the Corporation, to be held at such place, either within or without the State of Delaware, and at such date and time as shall be designated in the notice of the meeting. Business transacted at a special meeting of stockholders shall be confined to the purpose or purposes of the meeting as stated in the notice of such meeting. Any previously scheduled special meeting of the stockholders may be postponed by resolution of the Board of Directors upon notice by public announcement given on or prior to the date previously scheduled for such special meeting of stockholders.

         SECTION 2.4. NOTICE OF MEETINGS. Except as otherwise expressly required by law, written notice of each meeting of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United


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States mail, postage prepaid, directed to the stockholder at the stockholder's address as it appears on the records of the Corporation. Every such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. A written waiver of notice, signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting in person or by proxy shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 2.5. ADJOURNMENTS. Any meeting of the stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 2.6. LIST OF STOCKHOLDERS. At least ten (10) days before every meeting of the stockholders, the Secretary or other officer of the Corporation who shall have charge of the stock ledger of the Corporation shall prepare and make, or cause the preparation and making of, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger of the Corporation shall be the only evidence as to the identity of the stockholders entitled (i) to vote in person or by proxy at any meeting of stockholders, or (ii) to exercise the rights in accordance with Delaware law to examine the stock ledger, the list required by this By-law or the books and records of the Corporation.

         SECTION 2.7. QUORUM. At each meeting of the stockholders, except as otherwise expressly required by law or by the Certificate of Incorporation of the Corporation, the holders of a majority of the voting power of the issued and outstanding shares of each class of stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. The stockholders present at any duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient stockholders to render the remaining stockholders less than a quorum. In the absence of a quorum at any such meeting or any adjournment thereof, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn the meeting from time to time in the manner provided in Section 2.5 of these By-laws, until stockholders holding the amount of


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stock requisite for a quorum shall be present in person or by proxy. At such adjourned meeting at which the requisite amount of voting stock shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

         SECTION 2.8. ORGANIZATION. At each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

                  (a)      the Chairman of the Board;

                  (b)      the Chief Executive Officer;

                  (c)      the President;

                  (c) any other officer of the Corporation designated by the Board of Directors to act as chairman of such meeting and to preside thereat if both of the above-named officers shall be absent from such meeting; or

                  (d) in the absence of any of the foregoing, a stockholder of record of the Corporation who shall be chosen chairman of such meeting by a majority in voting power of the stockholders present in person or by proxy at the meeting and entitled to vote thereat.

The chairman of the meeting shall have the power to make and enforce rules for the conduct of the meeting of stockholders and shall determine the order of business and the procedures at any meeting of stockholders. The Secretary, or, if the Secretary shall be presiding over the meeting in accordance with the provisions of this Section or if the Secretary shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary, shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

         SECTION 2.9. NOTICE OF STOCKHOLDER NOMINATIONS AT MEETING. In addition to the qualifications set out in Article III of these By-Laws, in order to be qualified for election as a director, persons must be nominated in accordance with the following procedure:

Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the procedures set forth in this Section 2.9. In order for persons nominated to the Board of Directors, other than those persons nominated by or at the direction of the Board of Directors, to be qualified to serve on the Board of Directors, such nominations shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received by the Secretary of the corporation (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty
(120) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and


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not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made; or (ii) in the case of a special meeting at which directors are to be elected, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public disclosure of the date of such meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. For purposes of these By-Laws "public disclosure" shall mean disclosure in a press release reported by the Dow Jones, Associated Press, Reuters or comparable national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (E) if the stockholder(s) making the nomination is an interested person, (i) details of any relationship, agreement or understanding between the stockholder(s) and the nominee; and (ii) as to the stockholder(s) making the nomination (A) the name and address, as they appear on the corporation's books, of such stockholder(s) and (B) the class and number of shares of the corporation which are beneficially owned by such stockholder(s). At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

No person shall be qualified for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section
2.9. The chairman of a meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he or she should so determine, shall so declare to the meeting, and the defective nomination shall be disregarded. The chairman of a meeting shall have absolute authority to decide questions of compliance with the foregoing procedures, and his or her ruling thereon shall be final and conclusive. Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this By-law.

         SECTION 2.10. NOTICE OF STOCKHOLDER BUSINESS AT ANNUAL MEETING. At any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. In addition to any other requirements imposed by or pursuant to law, the Articles or these By-Laws, each item of business to be properly brought before an annual meeting must (a) be specified in the notice of meeting (or any supplement


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thereto) given by or at the direction of the Board of Directors or the persons calling the meeting pursuant to the Articles; (b) be otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (c) be otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received by the Secretary of the corporation not less than ninety
(90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more that sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made.

A stockholder's notice to the Secretary shall set forth as to each matter he or she proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder(s) proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the proposing stockholder(s), and (d) any material interest of the proposing stockholder(s) in such business. Notwithstanding anything in these By-Laws to the contrary, but subject to Article III hereof, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section. The chairman of the annual meeting shall, if the facts warrant, determine that business was not properly brought before the annual meeting in accordance with the provisions of this Section; and if he or she should so determine, shall so declare to the meeting, and any such business not properly brought before the annual meeting shall not be transacted. The chairman of the meeting shall have absolute authority to decide questions of compliance with the foregoing procedures, and his or her ruling thereon shall be final and conclusive. Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. The provisions of this Section 2.10 shall also govern what constitutes timely notice for purpose of Rule 14a-4(c) under the 1934 Act.

         SECTION 2.11. STOCKHOLDER ACTION BY WRITTEN CONSENT. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that


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written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

         SECTION 2.12. PROXIES; VOTING. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of the stockholders need not be by written ballot and need not be conducted by inspectors unless otherwise provided in these By-laws or unless so directed by the chairman of the meeting or unless the holders of a majority of the voting power of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of the stockholders for the election of directors, a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation of the Corporation or a Certificate of Designation thereunder, or these By-laws, be decided by the vote of the holders of a majority of the voting power of the outstanding shares of the Corporation's stock entitled to vote thereon present in person or by proxy at the meeting, voting as a single class, provided that (except as otherwise required by law or by the Certificate of Incorporation of the Corporation) the Board of Directors may require a larger vote upon any election or question.


                                  ARTICLE III.

                               BOARD OF DIRECTORS

         SECTION 3.1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         SECTION 3.2. NUMBER AND TERM OF OFFICE. The number of directors of the Corporation which shall constitute the whole Board of Directors shall be not less than five (5) nor more than twenty (20). The exact number of directors within the minimum and maximum limitation specified in the preceding sentence shall be fixed from time to time exclusively by resolution of a majority of the whole Board. Any vacancy on the Board of Directors, whether arising through death, resignation, retirement, disqualification, or removal or other cause, or through an increase in the number of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders. Directors elected by the stockholders of the Corporation shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.


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         SECTION 3.3. RESIGNATION AND REMOVAL. Any director may resign at any time by giving written notice of his resignation to the Board of Directors or to the Chairman of the Board or the Secretary of the Corporation. Any such resignation shall take effect upon receipt unless specified to be effective at some other time and, unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. A director may be removed with or without cause by the holders of a majority of the shares of stock entitled to vote for the election of directors.

         SECTION 3.4. MEETINGS.

              (A) ANNUAL MEETINGS. As promptly as practicable after each annual election of directors, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business.

              (B) REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time determine.

              (C) SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer if then a member of the Board, or by the Secretary at the written request of a majority of the Board of Directors. Any and all business may be transacted at a special meeting which may be transacted at a regular meeting of the Board of Directors.

              (D) PLACE OF MEETING. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time by resolution determine or as shall be designated in the notice of meeting.

              (E) NOTICE OF MEETINGS. Notice of the annual and other regular meetings of the Board of Directors or of any adjourned meeting need not be given. Notice of special meetings of the Board of Directors, or of any meeting of any committee of the Board of Directors, shall be given to each director, or member of such committee, at least two (2) business days before the day on which such meeting is to be held, if by mail, and at least twelve a(12) hours before the time of the meeting, if by telegraph, cable, telex, telecopy or telephone, or if delivered personally. Such notice shall include the time and place of such meeting. A written waiver of notice, signed by the director, whether before or after such meeting shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends the meeting for the express purposes of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

              (F) QUORUM AND MANNER OF ACTING. A majority of the authorized number of the directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the vote of


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
a greater number of directors shall be required by the Certificate of Incorporation of the Corporation or these By-laws.

              (G) PARTICIPATION BY COMMUNICATIONS EQUIPMENT. The directors, or the members of any committee of the Board of Directors, may participate in a meeting of the Board of Directors, or of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

              (H) ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and such writing is filed with the minutes of the proceedings of the Board of Directors or such committee.

              (I) ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board, or, if the Chairman of the Board shall be absent from a meeting, any director chosen by a majority of the directors present thereat, shall act as chairman of the meeting and preside thereat. The Secretary or, in the absence of the Secretary, any person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman shall appoint shall act as secretary of such meeting and keep the minutes thereof.

         SECTION 3.5. COMPENSATION. The Board of Directors may provide that the Corporation shall reimburse directors for any expenses incurred on account of attendance at any meeting of the Board of Directors or any committee thereof, and may otherwise fix the compensation of directors. Nothing herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor or limit the authority of the Board of Directors to fix such compensation.

         SECTION 3.6. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation and the law of Delaware, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock.

         SECTION 3.7. ADDITIONAL POWERS. In addition to the powers and authorities by these By-laws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

         SECTION 3.8. CHAIRMAN OF THE BOARD. David L. Steward shall have the right to serve as Chairman of the Board so long as he is a member of the Board of Directors, but Mr. Steward may resign from being Chairman of the Board while still being a member of the Board. Upon Mr. Steward no longer being Chairman of the Board, the Board of Directors shall select a Chairman of the Board. The Chairman of the Board shall preside at all meetings of stockholders and directors and shall perform such other duties as the Board of Directors may prescribe.


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                                   ARTICLE IV.

                                   COMMITTEES

         SECTION 4.1. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. Any such committee, to the extent provided in said resolution or resolutions and subject to any limitations provided by law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If at a meeting of any committee one or more of the members thereof is absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members, or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of such absent or disqualified member. The term of office of the members of each committee shall be as fixed from time to time by the Board; provided, however, that any committee member who ceases to be a member of the Board shall automatically cease to be a committee member. The Board of Directors may select a member of a Committee to chair such Committee, but if the Board does not make such a selection, the members of the Committee shall have the authority to select a chair of the Committee.

         SECTION 4.2. MEETINGS AND QUORUM. Each Committee shall meet as often as may be deemed necessary and expedient at such times and places as shall be determined by such Committee and, except as otherwise provided in these By-Laws or by resolution of the Board of Directors, make rules for the conduct of its business.

 At all meetings of any Committee, a majority of the members thereof shall constitute a quorum and the vote of a majority of all of the members thereof at a meeting at which a quorum is present shall be the act of such Committee. Each Committee shall keep minutes of its proceedings and report the same to the Board of Directors when required; but failure to keep such minutes shall not affect the validity of any acts of the Committee.


                                   ARTICLE V.

                                    OFFICERS

         SECTION 5.1. ELECTION AND APPOINTMENT; TERM OF OFFICE. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer and one or more Vice Presidents (the number thereof to be determined from time to time by the Board of Directors), a Treasurer and a Secretary. The Board of Directors may also elect one or more Vice Chairmen of the Board, one or more Executive Vice Presidents, Senior Vice Presidents, Group Vice Presidents, Deputy and Assistant Secretaries, Deputy and Assistant Treasurers, a Controller and Deputy and Assistant Controllers and such other officers as it deems necessary or appropriate, and such officers shall have such authority and shall perform such duties as the Board of Directors may prescribe. Each such officer shall be elected by the Board of Directors at its annual meeting and shall hold office until the next annual meeting of the Board of Directors and until his or her successor is elected or until his or her earlier death, resignation or removal in the manner hereinafter provided. If additional officers are elected or appointed during the year, each of them shall hold office until the next annual meeting of the Board of Directors at which officers are regularly elected or appointed and until his or her successor is elected or appointed or until his or her earlier death, resignation or removal in the manner hereinafter provided. Any number of offices may be held by the same person.

         SECTION 5.2. RESIGNATION; REMOVAL; VACANCIES.

              (A) RESIGNATION. Any officer may resign at any time by giving written notice to the Chairman of the Board or the Secretary of the Corporation, and such resignation shall take effect upon receipt unless specified therein to be effective at some other time (subject always to the provisions of Section 5.2B). No acceptance of any such resignation shall be necessary to make it effective.

              (B) REMOVAL. All officers and agents elected or appointed by the Board of Directors shall be subject to removal at any time by the Board of Directors with or without cause.

              (C) VACANCIES. A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

         SECTION 5.3. DUTIES AND FUNCTIONS.

              (A) CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall see that orders and resolutions of the stockholders and Board of Directors are carried into effect. Subject to the direction and control of the Board of Directors, the Chief Executive Officer shall have responsibility for the management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of the Chief Executive Officer, including the power to enter into commitments, execute and deliver contracts and do and perform all such other acts and things as are necessary and appropriate to accomplish the Corporation's business purposes and to manage the day to day business, operations and affairs of the Corporation. The Chief Executive Officer may assign such duties to other officers of the Corporation as he or she deems appropriate.

              (B) PRESIDENT. The President shall act under the direction of the Chief Executive Officer. The President shall be the Chief Operating Officer of the Corporation and shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may prescribe. In the absence or incapacity of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer.

              (C) VICE PRESIDENTS. The Vice Presidents shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer or the President may prescribe. One or more Vice Presidents may be given and shall use as part of his or her title such other designations, including, without limitation, the designations "Executive Vice President" and "Senior Vice President", as the Board of Directors may designate from time to time. In the absence or incapacity of the President, the powers and duties of the President shall be vested in and performed by such Vice Presidents as have the designation "Executive Vice President", in the order of their seniority or as otherwise established by action of the Board of Directors from time to time, or by such other officer as the Board of Directors or the Chief Executive Officer or the President shall have most recently designated for that purpose in a writing filed with the Secretary.

              (D) CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall act under the direction of the Chief Executive Officer. Subject to the direction of the Chief Executive Officer, the Chief Financial Officer shall have charge of the accounting records of the Corporation, shall keep full and accurate accounts of all receipts and disbursements in books belonging to the Corporation, shall maintain adequate internal control of the Corporation's accounts, and perform such other duties as may be prescribed by the Chief Executive Officer, the President or the Board of Directors.

              (E) TREASURER. The Treasurer shall act under the direction of the Chief Executive Officer. Subject to the direction of the Chief Executive Officer, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation and the deposit thereof in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by the Treasurer pursuant hereto. The Treasurer shall be authorized at any time, and from time to time, by a writing countersigned by the Chief Executive Officer or the President, to open bank accounts in the name of the Corporation in any bank or trust company for the deposit therein of any funds, drafts, checks or other orders for the payment of money to the Corporation; and the Treasurer shall be authorized at any time, and from time to time, by a writing countersigned by the Chief Executive Officer or the President, to authorize and empower any representative or agent of the Corporation to draw upon or sign for the Corporation either manually or by the use of facsimile signature, any and all checks, drafts or other orders for the payment of money against such bank accounts which any such bank or trust company may pay without further inquiry.

              (F) SECRETARY. The Secretary shall act under the direction of the Chief Executive Officer. Subject to the direction of the Chief Executive Officer, the Secretary shall attend all meetings of the Board of Directors and the stockholders and record the proceedings in a book to be kept for that purpose and shall perform like duties for committees designated by the Board of Directors when required. The Secretary shall give or cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary shall affix the seal of the Corporation to all deeds, contracts, bonds or other instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer. The Secretary shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Corporation and of its other corporate records (except accounting records).

         SECTION 5.4. CHECKS, DRAFTS. All checks, drafts or other orders for the payment of money by the Corporation shall be signed by such person or persons as from time to time may be designated by the Board of Directors or by any officer or officers authorized by the Board of Directors to designate such signers; and the Board of Directors or such officer or officers may determine that the signature of any such authorized signer may be facsimile.

         SECTION 5.5. PROXIES. Except as otherwise provided by resolution of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer and any Assistant Treasurer, the Controller and any Assistant Controller, the Secretary and any Assistant Secretary of the Corporation, shall each have full power and authority, in behalf of the Corporation, to exercise any and all rights of the Corporation with respect to any meeting of stockholders of any corporation in which the Corporation holds stock, including the execution and delivery of proxies therefor, and to consent in writing to action by such corporation without a meeting.


                                   ARTICLE VI.

                                BOOKS AND RECORDS

The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.


                                  ARTICLE VII.

                 SHARES AND THEIR TRANSFER; FIXING RECORD DATES

         SECTION 7.1. CERTIFICATES FOR STOCK. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board of Directors shall prescribe. Each such certificate shall be signed by, or in the name of the Corporation by, the Chief Executive Officer or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation.

         SECTION 7.2. TRANSFER AGENTS AND REGISTRARS; FACSIMILE SIGNATURES. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer and/or registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and/or registered by one or more of such transfer agents and/or registrars. In the case of certificates for stock of the Corporation countersigned by a transfer agent of the Corporation and/or registered by a registrar of the Corporation, the signatures of the officers of the Corporation thereon may be facsimiles of their respective autograph signatures, and all such stock certificates so countersigned and/or registered and signed in facsimile as aforesaid shall be as valid and effective for all purposes as if the facsimile signatures thereon of such officers were their respective autograph signatures, and notwithstanding the fact that any such officer whose facsimile signature appears thereon may have ceased to be such officer at the time when any such stock certificate shall be actually issued or delivered.

         SECTION 7.3. STOCK RECORD. A record shall be kept of the name of the person owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes.

         SECTION 7.4. TRANSFER OF STOCK. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by the attorney of such registered holder thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender to the Corporation or a transfer agent of the Corporation of the certificate or certificates for such shares properly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

         SECTION 7.5. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. The holder of any stock of the Corporation shall promptly notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen, destroyed or mutilated, and the Board of Directors may, in its discretion, require the owner of the lost, stolen, destroyed or mutilated certificate or the legal representative of such owner to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the Board of Directors shall in its discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate or the issuance of any such new certificate.

         SECTION 7.6. RECORD DATES. In order that the corporation may determine the identity of the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for any other purpose, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days and not less than ten
(10) days before the date of such meeting, nor more than (60) days prior to any other action. If, in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders, a record date is not fixed, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board of Directors shall adopt the resolution. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                  ARTICLE VIII.

                                 INDEMNIFICATION

              A. Every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person of whom such person is a legal representative is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of any other corporation, or as the representative of the Corporation in a partnership, joint venture, trust or other entity, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably paid or incurred by such person in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall include the right to be paid by the Corporation the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if ultimately it should be determined that such person is not entitled to be indemnified by the Corporation under the General Corporation Law of the State of Delaware. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under the Certificate of Incorporation of the Corporation or any agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article X. Any person or persons who, pursuant to any provisions of the Certificate of Incorporation of the Corporation, exercises or performs any of the powers or duties conferred or imposed upon a director of the Corporation, shall be entitled to the indemnification rights set forth in this Article X.

              B. The Corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that if and to the extent required by law the payment of expenses incurred by any person covered hereunder in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by or on behalf of the affected person to repay all amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified under this Article X or otherwise.

              C. If a claim for indemnification or payment of expenses under this Article X is not paid in full within thirty days, or such other period as might be provided pursuant to contract, after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim or may seek whatever other remedy might be provided pursuant to contract. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law. If successful in whole or in part, claimant shall be entitled to be paid the expense of prosecuting such claim. Neither the failure of the Corporation (including its Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Company (including its Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

              D. Any determination regarding whether indemnification of any person is proper in the circumstances because such person has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware shall be made by independent legal counsel selected by such person with the consent of the Corporation (which consent shall not unreasonably be withheld).

              E. The rights conferred on any person by this Article X shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested Directors or otherwise.

              F. Any repeal or modification of the foregoing provisions of this
Article X shall not adversely affect any right or protection hereunder of any person with respect to any act or omission occurring prior to or at the time of such repeal or modification.

              G. Notwithstanding anything in this Article X to the contrary, no person shall be indemnified in respect of any claim, action, suit or proceeding initiated by any such person or in which any such person has voluntarily intervened, other than an action initiated by such person to enforce indemnification rights hereunder or an action initiated with the approval of a majority of the Board of Directors.

              H. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of any other corporation, or as the representative of the Corporation in a partnership, joint venture, trust or other entity, against any expense, liability or loss asserted against or incurred by any such person in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss.

              I. The Board of Directors may adopt further By-laws from time to time with respect to indemnification and may amend these and such further By-laws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware, as amended from time to time.


                                   ARTICLE IX.

                      TRANSACTIONS WITH INTERESTED PARTIES

No contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders;

or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.


                                   ARTICLE X.

                                   AMENDMENTS

These By-laws may be altered, amended or repealed by (i) the affirmative vote of a majority of the Board of Directors present at a meeting at which a quorum is present or (ii) the affirmative vote of holders of at least a majority of the voting power of all the issued and outstanding shares of the Corporation's stock entitled to vote generally at a meeting of stockholders, voting as a single class.


                                   ARTICLE XI.

                                  MISCELLANEOUS

         SECTION 11.1. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal Delaware". The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced.

         SECTION 11.2. FISCAL YEAR. The fiscal year of the Corporation shall end on the 31st day of December of each year, or as otherwise fixed by resolution of the Board of Directors.

         SECTION 11.3. WAIVER OF NOTICE. Whenever notice is required to be given pursuant to the law of Delaware, the Certificate of Incorporation or these By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders or the Board of Directors or a Committee thereof shall constitute a waiver of notice of such meeting, except when the stockholder or Director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the Board of Directors or Committee thereof need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or by these By-laws.